SCHEDULE II

                                     INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NORTEK INC-COMMON

                    GABELLI PERFORMANCE PARTNERSHIP
                                 1/09/03            8,000-           46.0000
                    GABELLI INTERNATIONAL LTD
                                 1/09/03            1,000-           46.0000
                    GAMCO INVESTORS, INC.
                                 1/09/03          660,100-           46.0000
                                 1/09/03          381,350-           46.0000
                                11/19/02            3,000-             *DO
                                11/18/02            1,500-           45.0500
                                11/15/02            1,000-           44.8920
                                11/14/02              200-           45.0500
                    GABELLI ASSOCIATES LTD
                                 1/09/03            4,100-           46.0000
                    GABELLI ASSOCIATES FUND
                                 1/09/03            3,000-           46.0000
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 1/09/03           98,000-           46.0000
                         GABELLI EQUITY TRUST
                                 1/09/03          137,800-           46.0000
                         GABELLI ASSET FUND
                                 1/09/03          170,000-           46.0000
                         GABELLI CAPITAL ASSET FUND
                                 1/09/03           20,000-           46.0000
                                11/20/02            2,000-           45.0000
                                11/18/02            1,000-           45.0500


       (1) THE DISPOSITIONS ON 01/09/03 WERE IN CONNECTION WITH THE ACQUSITIONS BY THE ISSUER AS DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

       (2) PRICE EXCLUDES COMMISSION.

       (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.
















                                              SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          CONVERTIBLE NOTES- NORTEK INC. SPECIAL

                    GAMCO INVESTORS, INC.
                                 1/09/03            1,666-           46.0000
                     GABELLI FUNDS, LLC.
                         GABELLI EQUITY TRUST
                                 1/09/03            5,000-           46.0000
                         GABELLI ASSET FUND
                                 1/09/03            4,333-           46.0000


       (1) THE DISPOSITIONS ON 01/09/03 WERE IN CONNECTION WITH THE ACQUSITIONS OF THE ISSUER ASDESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D ALL OTHERTRANSACTIONS WERE EFFECTED ON THE NYSE.

       (2) PRICE EXCLUDES COMMISSION.